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                                                                    EXHIBIT 99.4
                              AGRILINK FOODS, INC.

         OFFER TO EXCHANGE ITS 11-7/8% SENIOR SUBORDINATED NOTES DUE 2008
  FOR ANY AND ALL OF ITS OUTSTANDING 11-7/8% SENIOR SUBORDINATED NOTES DUE 2008

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     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
             YORK CITY TIME, ON [         ], 1999, UNLESS EXTENDED.
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To Our Clients:

     Enclosed for your consideration is a Prospectus, dated [       ], 1999 (the
"Prospectus"), a Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Agrilink Foods, Inc. (the "Company") to exchange its 11-7/8% Senior Subordinated Notes due 2008 (the "Exchange Notes") for an equal principal amount of its outstanding 11-7/8% Senior Subordinated Notes due 2008 (the "Initial Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of November 18, 1998, by and among the Company and the other signatories thereto.

         These materials are being forwarded to you as the beneficial owner of Initial Notes held by us for your account or benefit but not registered in your name. AN EXCHANGE OF ANY INITIAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE NOTES HELD BY US FOR YOUR ACCOUNT OR BENEFIT.

         Accordingly, we request instructions as to whether you wish us to exchange any or all Initial Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Initial Notes on your behalf in accordance with the provisions of the Exchange Offer.

         Your attention is directed to the following:

         1. The Exchange Offer is for the exchange of $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Initial Notes, of which $200,000,000 aggregate principal amount of Initial Notes was outstanding as of
[        ], 1999. The terms of the Exchange Notes are identical in all material respects to the terms of the Initial Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Initial Notes for Exchange Notes.

         2. The Exchange Offer is subject to certain conditions. See "The Exchange Offer--Certain Conditions To The Exchange Offer" in the Prospectus.

         3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m.,
New York City time, on [         ], 1999, unless extended. Any Initial Notes
tendered pursuant to the Exchange Offer may be withdrawn at any time before the Exchange Offer expires.

         4. Any transfer taxes incident to the transfer of Initial Notes from the tendering holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.

         If you wish us to tender your Initial Notes, please so instruct us by completing, executing and returning to us the instruction on the back of this letter. An envelope to return your instructions to us is enclosed.

         The Exchange Offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of Initial Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.


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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

      The undersigned hereby acknowledges receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Agrilink Foods, Inc. with respect to its Initial Notes.

      This will instruct you, as to the action to be taken by you relating to the Exchange Offer with respect to the Initial Notes held by you for the account of the undersigned.

      The aggregate face amount of the Initial Notes held by you for the account of the undersigned is (fill in amount):

      $             of the 11-7/8% Senior Subordinated Notes due 2008.
       ------------

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

         [ ] To TENDER the following Initial Notes held by you for the account of the undersigned (insert principal amount of Initial Notes to be tendered*, if any):

               $            of the 11-7/8% Senior Subordinated Notes due 2008.
                -----------

               * The minimum permitted tender is $1,000 in principal amount of Initial Notes. All tenders must be in integral multiples of $1,000 of principal amount.

         [ ] NOT to TENDER any Initial Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Initial Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a Beneficial Owner (as defined in the Letter of Transmittal); (b) to make such agreements, representations and warranties on behalf of the undersigned, as are set forth in the Letter of Transmittal; and (c) to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Initial Notes.

________________________________________________________________________________

                                    SIGN HERE

  Name of Beneficial Owner(s): ______________________________________________


  Signature(s): _____________________________________________________________


  Name(s) (please print): ___________________________________________________


  Address: __________________________________________________________________

  ___________________________________________________________________________

  Telephone Number:__________________________________________________________


  Taxpayer Identification or Social Security Number: ________________________

  Date: _____________________________________________________________________

________________________________________________________________________________

     None of the Initial Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Initial Notes held by us for your account.

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